Exhibit 10.8

The 2016 Stock Incentive Plan was assumed by Airgain, Inc. on January 7, 2021 as part of an acquisition of all of the stock of NimbeLink Corp. and each occurrence of "NimbeLink Corp." or "NimbeLink" in it, its amendment, and this agreement shall be read as "Airgain, Inc." or "Airgain".

NIMBELINK CORP.

INCENTIVE STOCK OPTION AGREEMENT

pursuant to the

NIMBELINK CORP. 2016 Stock Incentive Plan

This INCENTIVE STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into by and between NimbeLink Corp., a Delaware corporation (the “Company”), and [NAME] (the “Optionee”), effective as of [DATE] (the “Date of Grant”).

1.Grant of Option.  The Company hereby grants to the Optionee and the Optionee hereby accepts, subject to the terms and conditions hereof, an Incentive Stock Option (the “Option”) to purchase up to [AMOUNT] (##,###) shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), at the Exercise Price per share set forth in Section 4 below.  The Option is intended to constitute an “incentive stock option” as that term is used in IRC Section 422.

2.Governing Plan.  This Option is granted pursuant to the Company’s 2016 Stock Incentive Plan (the “Plan”), a copy of which is attached hereto as Attachment One and incorporated herein for all purposes.  Capitalized terms used but not otherwise defined herein have the meanings as set forth in the Plan.  The Optionee agrees to be bound by the terms and conditions of the Plan, which control in case of any conflict with this Agreement, except as otherwise specifically provided for in the Plan.

3.Expiration of the Option.  The Option (to the extent not earlier exercised or terminated in accordance with the Plan) will expire at the end of business on the date immediately preceding the tenth (10th) anniversary of the Date of Grant of the Option.  The Option may terminate sooner under certain circumstances, including termination of the Optionee’s relationship as a Service Provider with the Company and/or any Affiliated Entity, as set forth in Sections 5.13 of the Plan or upon certain Changes in Control, as provided in Section 9.2 of the Plan. The Option may not be exercised after its expiration or termination.

4.Exercise Price.  The “Exercise Price” of the Option is [AMOUNT] Dollar(s) and [AMOUNT] Cents ($#.##) per share of Common Stock. The Exercise Price is subject to adjustment or amendment as set forth in the Plan, including, without limitation, Section 3.4, Section 4.5, Section 6.2 or Article 9 of the Plan.

5.Vesting.

(a)On each Measurement Date set forth in Column 1 below, the Option shall vest and become exercisable for the corresponding number of shares of Common Stock set forth in Column 2 below if the Optionee’s relationship as a Service Provider with the Company and/or any Affiliated Entity has not terminated.  The “Vested Portion” of the Option as of any particular date shall be the cumulative total of all shares for which the Option has become exercisable as of that date.  For purposes of determining the Measurement Date, the Vesting Commencement date shall be March 1, 2020.

Column 1 Measurement Date	Column 2 Vested Portion of the Option

(b)Upon a Change in Control, this Option shall be subject to adjustment, assumption, substitution and/or cancellation under the terms set forth in Section 9.2 of the Plan.

6.Exercise of the Option.  The Vested Portion (as herein defined) of the Option may be exercised, to the extent not previously exercised, in whole or in part, at any time or from time to time prior to the expiration or termination of the Option, except that no Option shall be exercisable except in respect to whole shares, and not less than one (1) share may be purchased at one time unless the number purchased is the total number at the time available for purchase under the terms of the Option.  Exercise shall be accomplished by providing the Company with written notice in the form of Exhibit A hereto, which notice shall be irrevocable when delivered and effective upon payment in full of the Exercise Price in accordance with Section 7 of this Agreement and Section 5.4 of the Plan and any amounts required in accordance with Section 8 of this Agreement and Section 5.11 of the Plan for withholding taxes, and the satisfaction of all other conditions to exercise imposed under the Plan.

7.Payment of Exercise Price.  Upon any exercise of the Option, the total Exercise Price for the number of shares for which the Option is then being exercised shall be paid in full to the Company in cash or with shares of Common Stock that are acceptable to the Administering Body, or a combination thereof, or in such other form permitted by applicable law and the Plan as the Administering Body deems acceptable at the time of exercise.

8.Withholding.  All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes.  At the election of the Optionee and subject to such rules and limitations as may be established by the Administering Body from time to time, such withholding obligations may be satisfied through the surrender of shares of Common Stock which the Optionee already owns or to which the Optionee is already entitled under the Plan; provided, however, that such shares may be used to satisfy not more than the Company’s minimum statutory withholding obligation.

9.Acknowledgment Regarding Options.  Optionee hereby represents, acknowledges, agrees and understands that Optionee has no other options with respect to shares of stock or equity in the Company and/or any Affiliated Entity (including any subsidiaries of the Company), validly granted, verbally promised or otherwise, prior to the effective date of this Agreement, except as otherwise described on Exhibit B to this Agreement.  Optionee further acknowledges, agrees and understands that Company is relying on the statements contained herein with respect to the granting of Options as provided herein.  Optionee further acknowledges and agrees to enter into the form of a lock up agreement as may be required by the underwriter(s) of any public offering of the Common Stock of the Company or into other restrictive agreements with regard to the Common Stock as designated by the Administering Body including, without limitation, voting agreements, right of first refusal agreements or other stockholder agreements.

10.Nontransferability of Option and Shares; Company Right of Repurchase.  The Option shall not be transferable or assignable by the Optionee, other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee’s lifetime only by the Optionee.  Any shares acquired upon exercise of the Option shall be subject to restrictions on transfer set forth in the Plan and as otherwise set forth in Section 9 pursuant to other agreements.  Optionee acknowledges, agrees and understands that any shares acquired by exercise of the Option shall be subject to the Company’s Right of Repurchase as set forth in Section 5.16 of the Plan and a right of first refusal as set forth in Article 8 of the Plan or, if applicable, the bylaws, shareholders’ agreement or any other agreement of the Company.

11.Forfeiture of Option.  In addition to any other events that cause the termination of this Option under the terms of the Plan or this Agreement, this Option will immediately terminate and will no longer be exercisable in the event that the Optionee violates the terms of any agreement with the Company, including, without limitation, any confidential information, non-competition, non-solicitation and/or invention assignment agreement with the Company.

12.Administration.  The Plan and this Agreement shall be administered and may be definitively interpreted by the Administering Body, and the Optionee agrees that the decisions of such Administering Body concerning administration and interpretation of the Plan and this Agreement shall be final, binding and conclusive on all persons.

13.Execution of Additional Instruments; Power of Attorney.

(a)From time to time after execution of this Agreement, the Optionee shall, without additional consideration, execute and deliver such further agreements and instruments and take such other action as may be reasonably requested by the Administering Body in order to carry out the purposes of this Agreement.

(b)The Optionee, by executing this Agreement or by receiving the Option, hereby irrevocably constitutes and jointly appoints the Company, with full power of substitution, as such Optionee’s true and lawful attorney-in-fact (the “Attorney-in-Fact”), in the Optionee’s name, place and stead, to execute, acknowledge, swear to, deliver, file and record all certificates, instruments, agreements and other documents necessary to carry out fully the provisions of this Agreement and the Plan in accordance with their terms.

(c)The grant of authority in Section 13(b) by the Optionee:  (i) is a special power of attorney coupled with an interest in favor of the Attorney-in-Fact and as such shall be irrevocable and shall survive the death or legal incapacity of the Optionee; (ii) may be exercised for the Optionee by a facsimile signature of the Attorney-in-Fact; and (iii) shall survive the assignment by the Optionee of all or any portion of the Option or the shares acquired upon exercise of the Option hereunder, as applicable.

14.Notices.  All notices or other communications which are required or permitted hereunder or in the Plan shall be in writing and sufficient if (i) personally delivered, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: (a) if to Optionee, at the address set forth on the signature page below; or (b) if to the Company, at the address set forth in the signature page hereto, or in either case, to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.  Any such communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (iii) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.  As used herein, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

15.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed on behalf of the Company by its duly authorized officer, and by the Optionee in acceptance of the above-mentioned Option, subject to the terms and conditions of the Plan and of this Agreement, all as of the day and year first above written.

COMPANY: NIMBELINK CORP., a Delaware corporation
By: Name: Title:
Address: Suites 107 and 110 3650 Annapolis Lane North Plymouth, MN 55447 e-mail: scott.schwalbe@nimbelink.com
OPTIONEE: [NAME]
Address: e-mail:
Telephone No.:

3

EXHIBIT A

NOTICE OF EXERCISE
under
INCENTIVE STOCK OPTION AGREEMENT
issued pursuant to the
NIMBELINK CORP. 2016 STOCK INCENTIVE PLAN

To:NimbeLink Corp.  (the “Company”)

From:

Date:

Pursuant to the NimbeLink Corp. 2016 Stock Incentive Plan (the “Plan”) and the Incentive Stock Option Agreement (the “Agreement”) (capitalized terms used without definition herein have the meanings given such terms in the Agreement or the Plan) between the Company and myself effective ____________, 20__, I hereby exercise my Option as follows:

Number of shares of Common Stock I wish to purchase under the Option
Exercise Price per Share	$
Total Exercise Price	$
“Vested Portion” of Option (see definition in Section 5 of the Agreement)
Number of shares I have previously purchased by exercising the Option
Expiration Date of the Option

I hereby represent, warrant, and covenant to the Company that:

(a)I am acquiring the Common Stock for my own account, for investment, and not for distribution or resale, and I will make no transfer of such Common Stock except in compliance with applicable federal and state securities laws and in accordance with the provisions of the Plan and the Agreement.

(b)I can bear the economic risk of the investment in the Common Stock resulting from this exercise of the Option, including a total loss of my investment.

(c)I am experienced in business and financial matters and am capable of (i) evaluating the merits and risks of an investment in the Common Stock; (ii) making an informed investment decision regarding exercise of the Option; and (iii) protecting my interests in connection therewith.  I have had an opportunity to ask questions of, and receive answers from, the officers and directors of the Company concerning the Common Stock, as well as the Company’s business, management and financial affairs, which questions were answered to my satisfaction.  I have received all the information I consider necessary or appropriate for deciding whether to purchase the Common Stock.

(d)Any subsequent offer for sale or distribution of any of the shares of Common Stock shall be made only pursuant to (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, it being understood that to the extent any such exemption is claimed, I shall, prior to any offer for sale or sale of such shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Administering Body, from counsel for or approved by the Administering Body, as to the applicability of such exemption thereto.

I acknowledge that I must pay the total Exercise Price in full and make appropriate arrangements for the payment of all federal, state and local tax withholdings due with respect to the Option exercised herein, before the stock certificate evidencing the shares of Common Stock resulting from this exercise of the Option will be issued to me.

I acknowledge that the Common Stock to be issued to me is subject to restrictions on transfer as provided in the Plan and the Bylaws of the Company.  I further acknowledge that I have agreed to enter into the form of a lock up agreement as may be required by the underwriter(s) of any public offering of the Common Stock of the Company or into such other restrictive agreements (e.g., rights of first refusal, drag along rights, voting restrictions, etc.) with regard to the Common Stock as designated by the Administering Body.

A-1

Attached in full payment of the Exercise Price for the Option exercised herein is ( ) a check made payable to the Company in the amount of $___________________ and/or ( ) a stock certificate for _______ shares of Common Stock, with a duly completed stock power attached, with a total Fair Market Value on the date hereof equal to the total Exercise Price.  I have not relied on the Company or any of its employees, directors or shareholders for tax or legal advice, but only on my own advisers.

OPTIONEE: [Name]
Address:
RECEIVED BY THE COMPANY: NIMBELINK CORP. By: Name: Title: Address: Date:, 20____

A-2

EXHIBIT B

DESCRIPTION OF EXISTING OPTIONS
GRANTED TO OPTIONEE

B-1

ATTACHMENT ONE
TO
NIMBELINK CORP.
INCENTIVE STOCK OPTION AGREEMENT
issued pursuant to the
2016 STOCK INCENTIVE PLAN

COPY OF
nIMBELINK CORP.
2016 STOCK INCENTIVE PLAN

(See Attached)